EXHIBIT 99.1

Profound Medical Announces Preliminary Unaudited Fourth Quarter and Full Year 2024 Revenues

– Fourth quarter revenue growth estimated at 105% to 110% year-over-year –

– Company to start reporting in accordance with U.S. GAAP and filing with the SEC on U.S. domestic forms –

– Profound reminds investors that it is scheduled to present at JPM 2025 on January 16th at 11:15 a.m. PT –

TORONTO, Jan. 08, 2025 (GLOBE NEWSWIRE) -- Profound Medical Corp. (NASDAQ:PROF; TSX:PRN) (“Profound” or the “Company”), a commercial-stage medical device company that develops and markets customizable, incision-free therapies for the ablation of diseased tissue, today announced preliminary unaudited revenues for the fourth quarter and full year 2024.

Profound anticipates total revenue for the fourth quarter of 2024 to be in the approximate range of $4.1 million to $4.2 million, representing year-over-year growth of between 105% and 110%, and sequential quarter-over-quarter growth of between 45% and 48%. Full year 2024 total revenue is expected to be approximately $11.1 million to $11.2 million, compared to approximately $7.2 million in the prior year period. These figures are preliminary and unaudited, and actual revenues may differ.

Profound is providing this information due to planned investment community meetings to be held in connection with, among other investor events, the 43rd Annual J.P. Morgan Healthcare Conference (“JPM 2025”) in San Francisco, CA. Profound is scheduled to present at JPM 2025 on Thursday, January 16th at 11:15 a.m. Pacific Time. The presentation will be broadcast live and archived on the Company's website at www.profoundmedical.com under "Webcasts" in the Investors section.

Profound also announced that, as of January 1, 2025, it will start reporting its financial results in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) and its status in the United States transitioned to a foreign private issuer filing via domestic forms (e.g. Forms 10-K, 10-Q, and 8-K) with the U.S. Securities and Exchange Commission (“SEC”). The Company will continue to use the United States dollar as its presentation currency and, in Canada, will also continue to file all required filings under its SEDAR+ profile.

“In light of the fact that 2024 marked the final year in which we were operating in a primarily patient-pay environment for TULSA, we were excited to see adoption of TULSA-PRO® continue to increase,” said Arun Menawat, Profound’s CEO and Chairman. “Now, with the strengthening of our balance sheet via the completion of our underwritten public offering of common shares in December, and, as of last week, the TULSA procedure being uniquely reimbursed both at Urology APC Level 7 and at an unrivalled number of treatment settings, we believe that we are on the cusp of entering into a stage of escalating growth.”

Dr. Menawat continued, “We look forward to updating investors as we progress. To that end, and recognizing that the majority of our shareholders are U.S.-based, we believe changing our financial reporting from IFRS to U.S. GAAP, and starting to file on U.S. domestic forms with the SEC, will make it easier for investors to find, access and analyse our stock regulatory filings.”

About Profound Medical Corp.

Profound is a commercial-stage medical device company that develops and markets customizable, incision-free therapies for the ablation of diseased tissue.

Profound is commercializing TULSA-PRO®, a technology that combines real-time MRI, robotically-driven transurethral ultrasound and closed-loop temperature feedback control. The TULSA procedure, performed using the TULSA-PRO® system, has the potential of becoming a mainstream treatment modality across the entire prostate disease spectrum; ranging from low-, intermediate-, or high-risk prostate cancer; to hybrid patients suffering from both prostate cancer and benign prostatic hyperplasia (“BPH”); to men with BPH only; and also, to patients requiring salvage therapy for radio-recurrent localized prostate cancer. TULSA employs real-time MR guidance for precision to preserve patients’ urinary continence and sexual function, while killing the targeted prostate tissue via precise sound absorption technology that gently heats it to 55-57°C. TULSA is an incision- and radiation-free “one-and-done” procedure performed in a single session that takes a few hours. Virtually all prostate shapes and sizes can be safely, effectively, and efficiently treated with TULSA. There is no bleeding associated with the procedure; no hospital stay is required; and most TULSA patients report quick recovery to their normal routine. TULSA-PRO® is CE marked, Health Canada approved, and 510(k) cleared by the U.S. Food and Drug Administration (“FDA”).

Profound is also commercializing Sonalleve®, an innovative therapeutic platform that is CE marked for the treatment of uterine fibroids and palliative pain treatment of bone metastases. Sonalleve® has also been approved by the China National Medical Products Administration for the non-invasive treatment of uterine fibroids and has FDA approval under a Humanitarian Device Exemption for the treatment of osteoid osteoma. The Company is in the early stages of exploring additional potential treatment markets for Sonalleve® where the technology has been shown to have clinical application, such as non-invasive ablation of abdominal cancers and hyperthermia for cancer therapy.

Forward-Looking Statements

This release includes forward-looking statements regarding Profound and its business which may include, but is not limited to, any express or implied statements or guidance regarding current or future financial performance and position, including the Company’s results for the three and 12 months ended December 31, 2024, the expectations regarding the efficacy of Profound’s technology in the treatment of prostate cancer, BPH, uterine fibroids, palliative pain treatment and osteoid osteoma; and the success of Profound’s U.S. commercialization strategy and activities for TULSA-PRO®. Often, but not always, forward-looking statements can be identified by the use of words such as "plans", "is expected", "expects", "scheduled", "intends", "contemplates", "anticipates", "believes", "proposes" or variations (including negative variations) of such words and phrases, or state that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved. Such statements are based on the current expectations of the management of Profound. The forward-looking events and circumstances discussed in this release, may not occur by certain specified dates or at all and could differ materially as a result of known and unknown risk factors and uncertainties affecting the Company, including risks regarding the medical device industry, regulatory approvals, reimbursement, economic factors, the equity markets generally and risks associated with growth and competition, statements and projections regarding financial guidance and goals and the attainment of such goals may differ from actual results based on market factors and Profound’s ability to execute its operational and budget plans; and actual financial results may not be consistent with expectations, including that revenue, operating expenses and cash usage may not be within management's expected ranges. Although Profound has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and Profound undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, other than as required by law.

Financial Outlook

This press release contains a financial outlook within the meaning of applicable Canadian securities laws. The financial outlook has been prepared by management of the Company to provide an outlook for the Company’s forecasted revenue for the three and 12 months to be ended December 31, 2024 and may not be appropriate for any other purpose. The financial outlook has been prepared based on a number of assumptions including the assumptions discussed under the heading “Forward-Looking Statements” herein. The actual results of the Company’s operations for any period will likely vary from the amounts set forth in these projections and such variations may be material. The Company and its management believe that the financial outlook has been prepared on a reasonable basis. However, because this information is highly subjective and subject to numerous risks, including the risks discussed under the heading “Forward-Looking Statements” herein, it should not be relied on as necessarily indicative of future results.

For further information, please contact:

Stephen Kilmer
Investor Relations
skilmer@profoundmedical.com
T: 647.872.4849